Exhibit 5.1

2049 Century Park East 37th Floor Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

October 18, 2021

Blue Owl Capital Inc.

399 Park Avenue

38th Floor

New York, NY 10022

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Blue Owl Capital Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the offer and sale by the Company of up to 29,701,013 shares of the Company’s Class A common stock, par value $0.0001 per share (collectively, the “Class A Shares”), under the Company’s Registration Statement on Form S-1 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended, by the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement.

In connection with the registration of the Class A Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.2 to the Registration Statement, (ii) the Amended and Restated By-laws of the Company (the “Bylaws”) filed as Exhibit 3.3 to the Registration Statement, (iii) the resolutions of the Company with respect to the registration of the Class A Shares and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

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Blue Owl Capital Inc.

October 18, 2021

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Class A Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Class A Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ Kirkland & Ellis LLP